Exhibit 99.1

Theragenics® Reports Revenue & Earnings for Third Quarter 2010

Third Quarter Consolidated Revenue 6% over 2009

Organic Revenue Growth in both Surgical Products & Brachytherapy Segments

BUFORD, Ga.--(BUSINESS WIRE)--November 9, 2010--Theragenics Corporation (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the third quarter ended September 30, 2010.

Highlights

	Three Months Ended 9/30/10	Nine Months Ended 9/30/10
Consolidated Revenue	$20.4 million	$61.5 million
EPS	$0.02	$0.05
Adjusted EBITDA	$3.2 million	$9.2 million
Cash flow from operations	$2.2 million	$5.3 million

  Surgical products segment revenue increased 8% in the third quarter of 2010 over 2009.
  Brachytherapy segment revenue increased 2% in the third quarter of 2010 over 2009, with product sales up $7,000 and license fees up $91,000 over third quarter of 2009.
  Capital expenditures were $944,000 in the third quarter and $8.0 million year-to-date, primarily reflecting our investments in our new specialty needle manufacturing facility and our corporate-wide information technology (“IT”) initiative. Construction of the new facility was completed in the third quarter. We expect to make remaining payments of less than $500,000 in the fourth quarter related to the construction.
  We completed the move into the new specialty needle manufacturing facility in the third quarter of 2010. Moving related expenses were $433,000 in the third quarter and $570,000 year-to-date. No further significant moving related expenses are expected to be incurred.
  Our legal action to enforce certain non-compete agreements and protect our trade secrets continued in the third quarter of 2010, and was settled on October 28, 2010. Other than releases provided by all parties, no other consideration is required from Theragenics under the terms of the settlement. Legal costs related to this action totaled $37,000 in the third quarter and $609,000 year-to-date. Additional legal costs related to settling this matter will be incurred in the fourth quarter.
  At September 30, 2010 we had cash, cash equivalents, and marketable securities of $40.0 million and outstanding borrowings under our credit agreement of $27.8 million for a net positive cash position of $12.2 million.

Consolidated Results

Consolidated revenue for third quarter 2010 was $20.4 million, an increase of 6% over third quarter 2009. Year-to-date, consolidated revenue was $61.5 million, an increase of 3% over the 2009 period.

Net income for the third quarter was $771,000 or $0.02 per share compared to $799,000 or $0.02 per share in 2009. For the nine-month period, net income was $1.7 million or $0.05 per share compared to $2.7 million or $0.08 per share in 2009. The operating results for each of our business segments are discussed below.

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $14.5 million in third quarter 2010 and $43.9 million in the nine-month period, an increase of 8% in the quarter and 9% for the year-to-date period, as compared to 2009. Operating income in our surgical products segment was $154,000 for the third quarter of 2010 compared to $623,000 in 2009. For the nine-month period, operating income was $152,000 compared to $1.5 million in 2009. Our gross profit margins continue to be lower in the 2010 periods. Also affecting our 2010 results as compared to 2009 were legal fees incurred related to our lawsuit to enforce certain non-compete agreements with the former owner of CP Medical. Those legal fees totaled $37,000 in the third quarter and $609,000 in the year-to-date period. We also incurred moving related expenses during 2010 for the move to our new specialty needle manufacturing facility. Moving related expenses totaled $433,000 in the third quarter and $570,000 in the year to date period.

Brachytherapy Seed Segment

Revenue in our brachytherapy segment increased 2% in third quarter 2010 and decreased 8% in the year-to-date period compared to the 2009 periods. Product sales in the third quarter were essentially flat compared with 2009 at $5.8 million, while brachytherapy license fees of $385,000 increased $91,000 over 2009. Operating income was $1.1 million in third quarter 2010 compared to $972,000 in 2009. For the nine-month period, operating income was $3.2 million compared to $3.4 million in 2009.

“We delivered 6% organic revenue growth on a consolidated basis in the third quarter,” stated M. Christine Jacobs, Chairman and CEO. “Our surgical products segment continued to deliver growth, and our brachytherapy segment also recorded revenue growth in the third quarter.”

“We haven’t seen year over year growth in our brachytherapy segment product sales in five years,” said Ms. Jacobs. “Agreements in 2010 with new distributors, Core Oncology and, more recently, Oncura, contributed to this growth. We’ve gained market share, which buoyed us in the third quarter. Sales to our two new distributors helped to outstrip the declines caused by a continued year over year industry wide decline in procedures. We believe similar opportunities for gaining market share continue to exist in this industry.”

Ms. Jacobs continued, “Our surgical products business continued to deliver impressive organic revenue growth not only this quarter but every quarter throughout the last two years. This growth continued in the midst of a protracted recession and a changing healthcare environment. In our surgical products segment, customer behavior will continue to be difficult to predict. Uncertainties surrounding healthcare reform will persist. Potential changes to FDA and other regulations may affect customer and product development initiatives. Macroeconomic issues generally will continue to provide challenges. Despite these forward and ongoing headwinds we have delivered consistent revenue growth.”

Ms. Jacobs concluded, “Customer demand in our surgical products business remains solid. Our brachytherapy business delivered revenue growth and continued its profitability. We believe our fundamentals and long-term outlook remain strong.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Segment information, including revenue and operating income by segment are summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until midnight, November 16, 2010 by dialing 877-660-6853 or 201-612-7415, and entering the account # 372 and replay ID 359818.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. The brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. The terms “Company,” “we,” “us,” or “our” mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share- based compensation (which we refer to as “Adjusted EBITDA”), which is a non-GAAP financial measure. We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 4) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding construction expenses, future growth, opportunities and investments, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investment in our surgical products business, investments in IT systems and expectations for new distributors. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise among our businesses, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within our markets and, more broadly, medical devices, competition from other companies within our markets and from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	9/30/10	10/4/09	9/30/10	10/4/09
Product sales	$20,024	$19,036	$60,424	$58,772
Licensing and fee income	388	308	1,083	868
Total revenue	20,412	19,344	61,507	59,640
Cost of sales	11,919	10,783	36,343	33,235
Gross profit	8,493	8,561	25,164	26,405
Operating expenses:
Selling, general & administrative	5,889	5,607	17,911	17,145
Amortization of purchased intangibles	728	853	2,379	2,595
Research & development	529	521	1,383	1,712
Loss on disposal of equipment	72	1	111	3
	7,218	6,982	21,784	21,455
Operating income	1,275	1,579	3,380	4,950
Non-operating items:
Interest income	27	6	69	23
Interest expense	(257)	(362)	(796)	(647)
Other	-	2	49	1
	(230)	(354)	(678)	(623)
Earnings before income taxes	1,045	1,225	2,702	4,327
Income tax expense	274	426	1,005	1,650
Net earnings	$771	$799	$1,697	$2,677
Earnings per share:
Basic	$0.02	$0.02	$0.05	$0.08
Diluted	$0.02	$0.02	$0.05	$0.08
Weighted average shares:
Basic	33,276	33,161	33,252	33,136
Diluted	33,407	33,244	33,430	33,208

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	September 30, 2010	December 31, 2009
Cash, cash equivalents & marketable securities	$39,993	$45,326
Trade accounts receivable, net	10,863	8,999
Inventories, net	13,844	11,636
Deferred income tax asset	1,312	1,096
Refundable income taxes	-	645
Prepaid expenses & other current assets	615	857
Total current assets	66,627	68,559
Property and equipment, net	37,263	31,999
Intangible assets	13,035	15,464
Other long-term assets	85	86
Total assets	$117,010	$116,108

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$7,373	$5,639
Short-term borrowings	3,333	3,333
Total current liabilities	10,706	8,972

Long-term debt	24,500	27,000
Deferred income tax liability	813	1,365
Other long-term liabilities	1,210	1,118
Total long-term liabilities	26,523	29,483

Shareholders’ equity	79,781	77,653
Total liabilities & shareholders’ equity	$117,010	$116,108

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended		Nine Months Ended
	9/30/10	10/4/09	9/30/10	10/4/09
Revenue
Surgical products	$14,472	$13,354	$43,937	$40,170
Brachytherapy seed	6,149	6,051	18,029	19,643
	20,621	19,405	61,966	59,813
Intersegment Eliminations	(209)	(61)	(459)	(173)
Consolidated	$20,412	$19,344	$61,507	$59,640
	Quarter Ended		Nine Months Ended
	9/30/10	10/4/09	9/30/10	10/4/09
Operating income
Surgical products	$154	$623	$152	$1,506
Brachytherapy seed	1,127	972	3,246	3,449
	1,281	1,595	3,398	4,955
Intersegment Eliminations	(6)	(16)	(18)	(5)
Consolidated	$1,275	$1,579	$3,380	$4,950

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION, AND SHARE-BASED COMPENSATION
(ADJUSTED EBITDA)

	Three Months Ended		Nine Months Ended
	9/30/10	10/4/09	9/30/10	10/4/09
Net earnings, U.S. GAAP	$771	$799	$1,697	$2,677
Income tax expense	274	426	1,005	1,650
Interest income	(27)	(6)	(69)	(23)
Interest expense	257	362	796	647
Other non-operating income/expense	-	(2)	(49)	(1)
Operating income	1,275	1,579	3,380	4,950
Depreciation and amortization	1,808	1,741	5,431	5,185
Share-based compensation	136	100	397	397
Adjusted EBITDA (a)	$3,219	$3,420	$9,208	$10,532

(a) Represents a non-GAAP financial measure. See page 4 of this press release for information on non-GAAP financial measures. The Company currently refers to earnings before interest, taxes, depreciation, amortization and share based compensation as “Adjusted EBITDA.”

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479 or 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 or 770-271-0233
Manager of Investor Relations
www.theragenics.com